Exhibit 99.1

For Immediate Release

Contact: Bryan Brokmeier, CFA, Senior Director, Investor Relations, 508-482-3448

Waters Corporation (NYSE: WAT) Reports Fourth Quarter and

Full Year 2018 Financial Results

Fourth Quarter 2018 Highlights

•	Sales of $715 million grew 4% as reported and 5% in constant currency

•	Growth across all end markets, with strong pharmaceutical and TA results

•	Strong growth in China and improved U.S. performance, slight decline in Europe

•	GAAP EPS of $2.46; non-GAAP EPS increased 14% to $2.87

Milford, Mass., January 23, 2019 - Waters Corporation (NYSE: WAT) today announced fourth quarter 2018 sales of $715 million, a 4% increase as reported, compared to sales of $687 million for the fourth quarter of 2017. Foreign currency translation negatively impacted sales growth by approximately 1% for the quarter.

On a GAAP basis, diluted earnings per share (EPS) for the fourth quarter of 2018 increased to $2.46, compared to a diluted loss per share of $4.44 for the fourth quarter of 2017, which included a $550 million income tax charge. On a non-GAAP basis, EPS increased 14% to $2.87, compared to $2.51 for the fourth quarter of 2017. A description and reconciliation of GAAP to non-GAAP results appear in the table below and can be found on the Company’s website at http://www.waters.com under the caption “Investors.”

On a GAAP basis, net cash provided by operating activities for the fourth quarter of 2018 was $182 million versus $192 million for the fourth quarter of 2017. On a non-GAAP basis, adjusted free cash flow for the fourth quarter of 2018 was $160 million versus $162 million for the fourth quarter of 2017.

For fiscal year 2018, the Company’s sales were $2,420 million, up 5% as reported, compared to sales of $2,309 million for fiscal year 2017. Foreign currency translation increased sales growth by approximately 1% during fiscal year 2018. On a GAAP basis, EPS for fiscal year 2018 was $7.65, compared to $0.25 for fiscal year 2017. On a non-GAAP basis, and including adjustments in the reconciliation below, EPS increased 11% to $8.29, compared to $7.49 for fiscal year 2017.

On a GAAP basis, net cash provided by operating activities for fiscal year 2018 was $604 million versus $698 million for fiscal year 2017. On a non-GAAP basis, adjusted free cash flow for fiscal year 2018 was $600 million versus $612 million for fiscal year 2017.

Chris O’Connell, Chairman and Chief Executive Officer of Waters Corporation, commented, “We were pleased to end 2018 on a high note, with improving performance in our key market categories, products, and geographies. This fourth quarter improvement was highlighted by strength in our pharmaceutical category, TA product line, and China. We are looking forward to building on this momentum in 2019 and expect to benefit from our new product cycle, headlined by yesterday’s BioAccord system launch.”

Unless otherwise noted, sales growth and decline percentages are presented on an as-reported basis and are the same as the sales growth and decline percentages presented on a constant-currency basis as compared with the same period in the prior year, each of which is detailed in the reconciliation of sales growth rates to constant-currency growth rates below.

During the fourth quarter of 2018, sales into the pharmaceutical market grew 6% as reported and 7% in constant currency, sales into the industrial market grew 1% as reported and 2% in constant currency, and sales into the governmental and academic markets grew 2% as reported and 3% in constant currency. During fiscal year 2018, sales into the pharmaceutical market grew 5% as reported and 4% in constant currency, sales into the industrial market grew 2% as reported and 1% in constant currency, and sales into the governmental and academic markets grew 8% as reported and 7% in constant currency.

During the fourth quarter, recurring revenues, which represent the combination of service and precision chemistries revenues, grew 5% as reported and 6% in constant currency, while instrument system sales grew 3% as reported and 4% in constant currency. For fiscal year 2018, recurring revenues grew 8% as reported and 6% in constant currency, while instrument system sales grew 2% as reported and 1% in constant currency.

Geographically, sales in Asia during the quarter grew 8% as reported and 9% in constant currency, sales in the Americas grew 5% as reported and 6% in constant currency (with U.S. sales growing 5%), and sales in Europe declined 3% as reported and 1% in constant currency. For fiscal year 2018, sales in Asia grew 7% as reported and 6% in constant currency, sales in the Americas grew 3% (with U.S. sales growing 2%), and sales in Europe grew 4% as reported and 1% in constant currency.

First Quarter and Fiscal Year 2019 Financial Outlook

The Company expects full-year 2019 constant currency sales growth in the range of 4% to 6%. As of today, currency translation is expected to decrease full-year sales growth by 1% to 2%. The Company also expects full-year 2019 non-GAAP earnings per fully diluted share in the range of $9.20 to $9.45. Please refer to the table below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the full year.

The Company expects first quarter 2019 constant currency sales growth in the range of 4% to 6%. As of today, currency translation is expected to decrease first quarter sales growth by approximately 2% to 3%. The Company also expects first quarter 2019 non-GAAP earnings per fully diluted share in the range of $1.65 to $1.75. Please refer to the table below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the first quarter.

New $4 Billion Share Repurchase Authorization

Waters Corporation also announced today that its Board of Directors authorized a new share repurchase program. This new program authorizes the purchase of up to $4 billion of the Company’s common stock over a two-year period and replaces the pre-existing program.

Conference Call

Waters Corporation will webcast its fourth quarter 2018 financial results conference call today, January 23, 2019 at 8:00 a.m. Eastern Time. To listen to the call, please visit www.waters.com, choose “Investors,” and click on the “Live Webcast.” A replay will be available through January 30, 2019 at midnight Eastern Time on the same website by webcast and also by phone at 402-220-0191.

About Waters Corporation

Waters Corporation (NYSE: WAT), the world’s leading specialty measurement company, has pioneered chromatography, mass spectrometry and thermal analysis innovations serving the life, materials and food sciences for more than 60 years. With approximately 7,000 employees worldwide, Waters operates directly in 31 countries, including 15 manufacturing facilities, and with products available in more than 100 countries. For more information, visit www.waters.com.

Non-GAAP Financial Measures

This press release contains financial measures, such as constant currency growth rate, adjusted operating income, adjusted net income, adjusted earnings per diluted share and free cash flow, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with generally accepted accounting principles (GAAP). The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Waters Corporation’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Waters Corporation’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release may contain “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results; the impact on demand for the Company’s products among the Company’s various market sectors from economic, sovereign and political uncertainties, particularly regarding the effect of new or proposed tariff or trade regulations; the effect on the Company’s financial results from the United Kingdom voting to exit the European Union; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand for the Company’s products from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; impact of the newly enacted tax reform legislation in the U.S.; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the effect of the adoption of new accounting standards; the ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products and risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission, which “Forward-Looking Statements” and “Risk Factors” discussions are incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net sales	$715,019	$687,275	$2,419,929	$2,309,078
Costs and operating expenses:
Cost of sales	286,869	270,453	992,564	947,067
Selling and administrative expenses	142,853	148,391	536,902	544,363
Research and development expenses	38,106	35,122	143,403	132,593
Purchased intangibles amortization	2,337	1,639	7,712	6,743
Litigation provision (settlement)	322	1,096	(426)	11,114
Acquired in-process research and development	—	—	—	5,000
Operating income	244,532	230,574	739,774	662,198
Other expense(1)(2)	(45,501)	(404)	(47,794)	(340)
Interest expense, net	(1,225)	(4,432)	(9,834)	(20,761)
Income from operations before income taxes	197,806	225,738	682,146	641,097
Provision for income taxes(3)	12,654	578,910	88,352	620,786
Net income (loss)	$185,152	$(353,172)	$593,794	$20,311
Net income (loss) per basic common share	$2.48	$(4.44)	$7.71	$0.25
Weighted-average number of basic common shares	74,802	79,454	76,992	79,793
Net income (loss) per diluted common share	$2.46	$(4.44)	$7.65	$0.25
Weighted-average number of diluted common shares and equivalents	75,345	79,454	77,618	80,604

(1)

The Company adopted new accounting guidance which requires that an employer disaggregate the service cost component from other components of net benefit cost. As a result of the adoption of this standard, the components of net periodic benefit cost other than the service cost component are included in other income in the consolidated statements of operations and all previous periods have been adjusted accordingly.

(2)

In May 2018, the Company’s board of directors approved the termination of its frozen U.S. defined benefit pension plans. In December 2018, the Company settled a pension plan obligation by making lump-sum cash payments and purchasing annuity contracts for participants to permanently extinguish the pension plan’s obligations. As a result, the Company recorded a $46 million charge, which consisted of a $6 million cash contribution to the plan and a $40 million non-cash charge related to the reversal of unrecognized actuarial losses recorded in accumulated other comprehensive income in the stockholders’ equity.

(3)

The provision for income taxes for the three and twelve months ended December 31, 2017 included a $550 million estimate for the impact of the enactment of the Tax Cuts and Jobs Act. The provision for income taxes for the three and twelve months ended December 31, 2018 included a $5 million benefit and a $1 million expense, respectively, related to U.S. tax reform. The provisions include: (1) an adjustment to our 2017 year end accrual for the toll charge resulting from federal proposed regulations and other state guidance and (2) the tax that results from the change in foreign currency exchange rates on the earnings taxed on December 31, 2017 under the Tax Cuts and Jobs Act as compared with the foreign currency exchange rates on the date of distribution of assets into the U.S.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segment, Products & Services, Geography and Markets

Three Months Ended December 31, 2018 and December 31, 2017

(In thousands)

			Percent Change	Current Period Currency Impact
					Constant Currency Growth Rate (a)
	Three Months Ended
	December 31, 2018	December 31, 2017
NET SALES—OPERATING SEGMENT
Waters	$625,099	$602,453	4%	$(5,087)	5%
TA	89,920	84,822	6%	(807)	7%

Total	$715,019	$687,275	4%	$(5,894)	5%

NET SALES—PRODUCTS & SERVICES
Instruments	$392,016	$379,114	3%	$(1,457)	4%
Service	216,534	207,610	4%	(2,641)	6%
Chemistry	106,469	100,551	6%	(1,796)	8%

Total Recurring	323,003	308,161	5%	(4,437)	6%

Total	$715,019	$687,275	4%	$(5,894)	5%

NET SALES—GEOGRAPHY
Asia	$262,910	$242,469	8%	$(2,016)	9%
Americas	248,538	235,740	5%	(469)	6%
Europe	203,571	209,066	(3%)	(3,409)	(1%)

Total	$715,019	$687,275	4%	$(5,894)	5%

NET SALES—MARKETS
Pharmaceutical	$396,883	$373,245	6%	$(3,621)	7%
Industrial	219,165	216,905	1%	(1,013)	2%
Governmental & Academic	98,971	97,125	2%	(1,260)	3%

Total	$715,019	$687,275	4%	$(5,894)	5%

(a)

The Company believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segment, Products & Services, Geography and Markets

Twelve Months Ended December 31, 2018 and December 31, 2017

(In thousands)

			Percent Change	Current Period Currency Impact	Constant Currency Growth Rate (a)
	Twelve Months Ended
	December 31, 2018	December 31, 2017
NET SALES—OPERATING SEGMENT
Waters	$2,139,345	$2,047,563	4%	$23,680	3%
TA	280,584	261,515	7%	1,831	7%

Total	$2,419,929	$2,309,078	5%	$25,511	4%

NET SALES—PRODUCTS & SERVICES
Instruments	$1,204,706	$1,180,192	2%	$10,887	1%
Service	814,936	756,729	8%	9,631	6%
Chemistry	400,287	372,157	8%	4,993	6%

Total Recurring	1,215,223	1,128,886	8%	14,624	6%

Total	$2,419,929	$2,309,078	5%	$25,511	4%

NET SALES—GEOGRAPHY
Asia	$922,291	$862,617	7%	$5,775	6%
Americas	835,177	809,989	3%	(49)	3%
Europe	662,461	636,472	4%	19,785	1%

Total	$2,419,929	$2,309,078	5%	$25,511	4%

NET SALES—MARKETS
Pharmaceutical	$1,365,731	$1,294,668	5%	$15,340	4%
Industrial	737,144	721,088	2%	8,028	1%
Governmental & Academic	317,054	293,322	8%	2,143	7%

Total	$2,419,929	$2,309,078	5%	$25,511	4%

(a)

The Company believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries
Reconciliation of GAAP to Adjusted Non-GAAP Financials
Three and Twelve Months Ended December 31, 2018 and December 31, 2017
(In thousands, except per share data)

	Selling & Administrative Expenses(a)	Research & Development Expenses(a)	Operating Income	Operating Income Percentage	Other (Expense) Income	Income from Operations before Income Taxes	Provision for Income Taxes	Net Income (Loss)	Diluted Earnings (Loss) per Share
Quarter Ended December 31, 2018
GAAP	$145,512	$38,106	$244,532	34.2%	$(45,501)	$197,806	$12,654	$185,152	$2.46
Adjustments:
Purchased intangibles amortization (b)	(2,337)	—	2,337	0.3%	—	2,337	674	1,663	0.02
Restructuring costs and certain other items (c)	194	—	(194)	—	—	(194)	1	(195)	—
Pension termination (d)	—	—	—	—	45,891	45,891	15,879	30,012	0.40
Litigation provisions (e)	(322)	—	322	—	—	322	77	245	—
Tax reform (f)	—	—	—	—	—	—	1,073	(1,073)	(0.01)
Certain income tax items (g)	—	—	—	—	—	—	(726)	726	0.01

Adjusted Non-GAAP	$143,047	$38,106	$246,997	34.5%	$390	$246,162	$29,632	$216,530	$2.87

Quarter Ended December 31, 2017
GAAP	$151,126	$35,122	$230,574	33.5%	$(404)	$225,738	$578,910	$(353,172)	$(4.44)
Adjustments:
Purchased intangibles amortization (b)	(1,639)	—	1,639	0.2%	—	1,639	424	1,215	0.02
Restructuring costs and certain other items (c)	(2,452)	—	2,452	0.4%	—	2,452	791	1,661	0.02
Litigation provisions (e)	(1,096)	—	1,096	0.2%	—	1,096	411	685	0.01
Stock award modification (h)	(379)	—	379	0.1%	—	379	142	237	—
Tax reform (f)	—	—	—	—	—	—	(550,000)	550,000	6.89
Certain income tax items (g)	—	—	—	—	—	—	(1,012)	1,012	0.01

Adjusted Non-GAAP	$145,560	$35,122	$236,140	34.4%	$(404)	$231,304	$29,666	$201,638	$2.51

Twelve Months Ended December 31, 2018
GAAP	$544,188	$143,403	$739,774	30.6%	$(47,794)	$682,146	$88,352	$593,794	$7.65
Adjustments:
Purchased intangibles amortization (b)	(7,712)	—	7,712	0.3%	—	7,712	1,609	6,103	0.08
Restructuring costs and certain other items (c)	(2,244)	—	2,244	0.1%	—	2,244	550	1,694	0.02
Pension termination (d)	—	—	—	—	49,138	49,138	16,659	32,479	0.42
Litigation settlement (e)	426	—	(426)	—	—	(426)	(102)	(324)	—
Stock award modification (h)	(1,014)	—	1,014	—	—	1,014	243	771	0.01
Tax reform (f)	—	—	—	—	—	—	(5,157)	5,157	0.07
Certain income tax items (g)	—	—	—	—	—	—	(4,111)	4,111	0.05

Adjusted Non-GAAP	$533,644	$143,403	$750,318	31.0%	$1,344	$741,828	$98,043	$643,785	$8.29

Twelve Months Ended December 31, 2017
GAAP	$562,220	$137,593	$662,198	28.7%	$(340)	$641,097	$620,786	$20,311	$0.25
Adjustments:
Purchased intangibles amortization (b)	(6,743)	—	6,743	0.3%	—	6,743	1,782	4,961	0.06
Restructuring costs and certain other items (c)	(15,993)	—	15,993	0.7%	—	15,993	5,516	10,477	0.13
Litigation provisions (e)	(11,114)	—	11,114	0.5%	—	11,114	4,168	6,946	0.09
Stock award modification (h)	(4,234)	—	4,234	0.2%	—	4,234	1,588	2,646	0.03
Acquired in-process research and development (i)	—	(5,000)	5,000	0.2%	—	5,000	962	4,038	0.05
Tax reform (f)	—	—	—	—	—	—	(550,000)	550,000	6.82
Certain income tax items (g)	—	—	—	—	—	—	(4,296)	4,296	0.05

Adjusted Non-GAAP	$524,136	$132,593	$705,282	30.5%	$(340)	$684,181	$80,506	$603,675	$7.49

(a)	Selling & administrative expenses include purchased intangibles amortization and litigation provisions. Research & development expenses include acquired in-process research and development.
(b)

The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.

(c)

Restructuring costs and certain other items were excluded as the Company believes that the cost to consolidate operations and reduce overhead and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.

(d)

In May 2018, the Company’s board of directors approved the termination of its frozen U.S. defined benefit pension plans. In December 2018, the Company settled a pension plan obligation by making lump-sum cash payments and purchasing annuity contracts for participants to permanently extinguish the pension plan’s obligations. As a result, the Company recorded a $46 million charge, which consisted of a $6 million cash contribution to the plan and a $40 million non-cash charge related to the reversal of unrecognized actuarial losses recorded in accumulated other comprehensive income in the stockholders’ equity. The pension expense associated with terminating a frozen defined benefit pension plan was excluded as the Company believes these expenses are not indicative of normal operating costs.

(e)	Litigation provisions and settlement gains were excluded as these costs are isolated, unpredictable and not expected to recur regularly.
(f)

The provision for income taxes for the three and twelve months ended December 31, 2017 included a $550 million estimate for the impact of the enactment of the Tax Cuts and Jobs Act. The provision for income taxes for the three and twelve months ended December 31, 2018 included a $5 million benefit and a $1 million expense, respectively, related to U.S. tax reform. The provisions include: (1) an adjustment to our 2017 year end accrual for the toll charge resulting from federal proposed regulations and other state guidance and (2) the tax that results from the change in foreign currency exchange rates on the earnings taxed on December 31, 2017 under the Tax Cuts and Jobs Act as compared with the foreign currency exchange rates on the date of distribution of assets into the U.S. The Company believes this expense is not indicative of the Company’s normal or future income tax expense.

(g)

Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management’s assessment of ongoing examinations or other tax items that are not indicative of the Company’s normal or future income tax expense.

(h)	The non-cash expense associated with accelerating the vesting of certain stock awards was excluded as the Company believes these expenses are not indicative of normal operating costs.
(i)

Acquired in-process research and development was excluded as it relates to milestone payments associated with a licensing arrangement for mass spectrometry that the Company believes is unusual and not indicative of its normal business operations.

Waters Corporation and Subsidiaries

Preliminary Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	December 31, 2018	December 31, 2017
Cash, cash equivalents and investments	$1,735,224	$3,393,701
Accounts receivable	568,316	533,825
Inventories	291,569	270,294
Property, plant and equipment, net	343,083	349,278
Intangible assets, net	246,902	228,395
Goodwill	355,614	359,819
Other assets	186,718	189,042
Total assets	$3,727,426	$5,324,354
Notes payable and debt	$1,148,350	$1,997,774
Other liabilities	1,011,818	1,092,792
Total liabilities	2,160,168	3,090,566
Total equity	1,567,258	2,233,788
Total liabilities and equity	$3,727,426	$5,324,354

Waters Corporation and Subsidiaries
Preliminary Condensed Consolidated Statements of Cash Flows
Three and Twelve Months Ended December 31, 2018 and December 31, 2017
(In thousands and unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Cash flows from operating activities:
Net income (loss)	$185,152	$(353,172)	$593,794	$20,311
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	9,357	9,368	37,541	39,436
Depreciation and amortization	25,597	27,753	108,408	106,002
Effect of the 2017 Tax Act (a)	—	530,383	—	530,383
Change in operating assets and liabilities, net	(38,557)	(22,148)	(135,297)	1,508

Net cash provided by operating activities	181,549	192,184	604,446	697,640
Cash flows from investing activities:
Additions to property, plant, equipment and software capitalization	(31,864)	(30,216)	(96,079)	(85,473)
Asset acquisitions, net of cash acquired	—	—	(31,486)	—
Investment in unaffiliated company	—	—	(7,615)	(7,000)
Payments for intellectual property licenses	—	—	—	(5,000)
Net change in investments	457,448	(101,548)	1,818,482	(438,279)

Net cash provided by (used in) investing activities	425,584	(131,764)	1,683,302	(535,752)
Cash flows from financing activities:
Net change in debt	(171)	39,850	(850,161)	169,976
Payments of debt issuance costs	—	(2,984)	—	(2,984)
Proceeds from stock plans	10,052	24,968	52,429	97,789
Purchases of treasury shares	(498,457)	(86,802)	(1,315,106)	(332,544)
Other cash flow from financing activities, net	(4,503)	593	(6,684)	3,894

Net cash used in financing activities	(493,079)	(24,375)	(2,119,522)	(63,869)
Effect of exchange rate changes on cash and cash equivalents	(7,147)	2,467	(14,265)	38,669

Increase in cash and cash equivalents	106,907	38,512	153,961	136,688
Cash and cash equivalents at beginning of period	689,373	603,807	642,319	505,631

Cash and cash equivalents at end of period	$796,280	$642,319	$796,280	$642,319

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow (b)

Net cash provided by operating activities—GAAP	$181,549	$192,184	$604,446	$697,640
Adjustments:
Additions to property, plant, equipment and software capitalization	(31,864)	(30,216)	(96,079)	(85,473)
Tax reform payments	(783)	—	53,716	—
Litigation settlement payment	—	—	15,400	—
Major facility renovations	5,059	—	10,505	—
One-time pension contributions	6,307	—	11,552	—

Free Cash Flow—Adjusted Non-GAAP	$160,268	$161,968	$599,540	$612,167

(a)   In the fourth quarter of 2017, the Company recorded a $550 million income tax provision for an estimate of the impact of the enactment of the Tax Cuts and Jobs Act (2017 Tax Act), which was signed into law on December 22, 2017. The $550 million income tax provision primarily consists of an estimated U.S. transition tax as well as estimated income tax provisions for state and withholding taxes and a charge associated with the remeasurement of the Company’s deferred tax assets and liabilities from 35% to the new U.S. corporate income tax rate of 21%.

(b)   The Company defines free cash flow as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non recurring items. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies.

Waters Corporation and Subsidiaries

Reconciliation of Projected GAAP to Adjusted Non-GAAP Financial Outlook

(In thousands, except per share data)

	Three Months Ended March 30, 2019			Twelve Months Ended December 31, 2019
	Range			Range
Projected Sales
Projected constant currency sales growth rate	4%	-	6%	4%	-	6%
Projected currency impact	(3%)	-	(2%)	(2%)	-	(1%)

Projected sales growth rate as reported	1%	-	4%	2%	-	5%

Projected Earnings Per Diluted Share	Range			Range
Projected GAAP earnings per diluted share	$1.62	-	$1.72	$9.07	-	$9.32
Adjustments:
Purchased intangibles amortization	$0.02	-	$0.02	$0.09	-	$0.09
Certain income tax items	$0.01	-	$0.01	$0.04	-	$0.04

Projected adjusted non-GAAP earnings per diluted share	$1.65	-	$1.75	$9.20	-	$9.45

Constant currency growth rates are a non-GAAP financial measure that measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. These amounts are estimated at the current foreign currency exchange rates and based on the forecasted geographical sales in local currency, as well as an assessment of market conditions as of today, and may differ significantly from actual results.

These forward-looking adjustment estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance.

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